Exhibit 5

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

November 13, 2015

Level 3 Financing, Inc.
Level 3 Communications, Inc.

Level 3 Communications, LLC
1025 Eldorado Boulevard
Broomfield, Colorado 80021

Re:       Registration Statement on Form S-4

Ladies and Gentlemen:

We are counsel to Level 3 Financing, Inc., a Delaware corporation (the “Issuer”), Level 3 Communications, Inc., a Delaware corporation (“Parent”), and Level 3 Communications, LLC, a Delaware limited liability company (“Level 3 LLC” and, together with Parent, the “Guarantors”), and have acted as such in connection with the filing of a Registration Statement on Form S-4 on the date hereof (as it may be amended from time to time, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), covering (i) up to $700,000,000 in aggregate principal amount of new 5.125% Senior Notes due 2023 (the “New 2023 Notes”) of the Issuer, unconditionally guaranteed by the Guarantors, to be offered in exchange for all outstanding 5.125% Senior Notes due 2023 (the “Original 2023 Notes”) of the Issuer and (ii) up to $800,000,000 in aggregate principal amount of new 5.375% Senior Notes due 2025 (the “New 2025 Notes” and, together with the New 2023 Notes, the “New Notes”) of the Issuer, unconditionally guaranteed by the Guarantors, to be offered in exchange for all outstanding 5.375% Senior Notes due 2025 (the “Original 2025 Notes” and, together with the Original 2023 Notes, the “Original Notes”) of the Issuer, unconditionally guaranteed by the Guarantors and originally issued and sold in reliance upon exemptions from registration under the Securities Act.

The Original 2023 Notes were issued under, and the New 2023 Notes will be issued under, the Indenture, dated as of April 28, 2015 (as supplemented, the “2023 Notes Indenture”), among the Issuer, Parent, as guarantor, and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), as supplemented by a Supplemental Indenture, dated as of September 1, 2015, by and among the Issuer, Parent, Level 3 LLC and the Trustee and a Supplemental Indenture, dated as of September 1, 2015, by and among the Issuer, Parent, Level 3 LLC and the Trustee.  The Original 2025 Notes were issued under, and the New 2025 Notes will be issued under, the Indenture, dated as of

Level 3 Financing, Inc.
Level 3 Communications, Inc.

Level 3 Communications, LLC
November 13, 2015

April 28, 2015 (as supplemented, the “2025 Notes Indenture” and, together with the 2023 Notes Indentures, the “Indentures”), among the Issuer, Parent, as guarantor, and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), as supplemented by a Supplemental Indenture, dated as of September 1, 2015, by and among the Issuer, Parent, Level 3 LLC and the Trustee and a Supplemental Indenture, dated as of September 1, 2015, by and among the Issuer, Parent, Level 3 LLC and the Trustee.  The exchange of (i) the Original 2023 Notes for the New 2023 Notes and (ii) the Original 2025 Notes for the New 2025 Notes will be made pursuant to an exchange offer contemplated by the Registration Statement (the “Exchange Offer”).  As used herein, the term “Registrants” refers to the Issuer and the Guarantors.

We have examined originals or copies, certified or otherwise, identified to our satisfaction, of (a) the form of New Notes, (b) each Indenture and (c) the respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of the Registrants.

We have also examined original, reproduced or certified copies of such records of the Registrants as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Registrants submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements (including the Indentures) by all parties thereto (other than the Registrants) and the binding effect of such documents and agreements on all such parties (other than the Registrants); (iv) the legal rights and power of all such parties (other than the Registrants) under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon certificates of the Registrants, and their respective officers, employees, agents and representatives; and certificates of public officials.

A.         Based on the foregoing and subject to the qualifications and limitations expressed below, we are of the opinion that:

1. The execution and delivery of each Indenture has been duly authorized by the Registrants, and each Indenture constitutes a legal, valid and binding obligation of the Registrants enforceable against the Registrants in accordance with the terms thereof.

2. Each of the New 2023 Notes and the New 2025 Notes have been duly authorized by the Issuer and, when duly executed by the proper officers of the Issuer, duly authenticated by the Trustee and issued by the Issuer in accordance with the terms of the 2023 Notes Indenture or the 2025 Notes Indenture, as applicable, and the applicable Exchange Offer, will constitute legal, valid and binding obligations of the Issuer, will be entitled to the benefits of the

Level 3 Financing, Inc.
Level 3 Communications, Inc.

Level 3 Communications, LLC
November 13, 2015

applicable Indenture and will be enforceable against the Issuer in accordance with the terms thereof.

3. The guarantees of the New 2023 Notes and the New 2025 Notes by the Guarantors have been duly authorized by the Guarantors and, when such New Notes are duly executed by the proper officers of the Issuer, duly authenticated by the Trustee and issued by the Issuer in accordance with the terms of the applicable Indenture and the applicable Exchange Offer, the guarantees of such New Notes will constitute legal, valid and binding obligations of the Guarantors, will be entitled to the benefits of the applicable Indenture and will be enforceable against the Guarantors in accordance with the terms thereof.

B.         The foregoing opinions are subject to the following qualifications:

The opinions set forth in paragraphs A.1 through and including A.3 above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law) and the Federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP